Regency Energy Partners LP
RBC MLP Conference
November 21, 2013



Forward-Looking Statements

Certain matters discussed in this report include "forward-looking" statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as "anticipate," "believe," "intend," "project," "plan," "expect," "continue," "estimate," "goal," "forecast," "may" or similar expressions help identify forward-looking statements. Although we believe our forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, we cannot give assurances that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. Additional risks include, volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for the Partnership as well as for producers connected to the Partnership's system and its customers, the level of creditworthiness of, and performance by the Partnership's counterparties and customers, the Partnership's ability to access capital to fund organic growth projects and acquisitions, and the Partnership's ability to obtain debt and equity financing on satisfactory terms, the Partnership's use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in the Partnership's transactions, changes in commodity prices, interest rates, and demand for the Partnership's services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership's ability to obtain required approvals for construction or modernization of the Partnership's facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Integrated Midstream Platform

- Regency's diverse portfolio of services generates solid results while offering complete midstream services to producers



Natural Gas Services
Natural Gas Production
Contract Services (compression & treating)
Gathering & Dehydration
Processing & Treating
Residue Gas
Natural Gas Transportation
Utilities
Residential
Industrial
Raw NGL Mix
NGL Logistics
NGL Transportation
NGL Fractionation
Ethane
Propane
Butanes
Pentanes +
NGL Storage & Distribution
Chemical Plants
Refineries
Propane Distributors
Marketing

Recent Developments

REGENCY ENERGY PARTNERS

Delivered solid financial and operating performance driven by increased volumes for in liquids-rich regions

- Had a strong third quarter due to recently completed organic growth projects, the acquisition of SUGS in April 2013 and volume growth in liquids-rich operating areas
- Adjusted EBITDA increased 50% and DCF increased 67% over Legacy third quarter 2012 results, respectively[1]
- Revenue generating horsepower reached an all-time high

Completed more than $1.5 billion of major, fee-based organic growth projects on time and within budget[2]

- Completed construction of 209,000 Bbls/d Gateway NGL Pipeline and first two 100,000 Bbls/d Mont Belvieu fractionators[3]
- Added more than 410 MMcf/d of processing capacity and 150 MMcf/d of treating capacity
- Volumes on the Eagle Ford Expansion Project have increased more than 50% from December 2012 to September 2013

Further Strengthened Balance Sheet

- In September, announced public offering of $400 million of 5.75% Senior Notes due 2020, using proceeds to pay down outstanding borrowings under revolving credit facility
- Had approximately $1 billion of available liquidity at the end of the third quarter

Announced Plans to Purchase PVR Partners for $5.6 Billion[4]

- Creates a leading gathering and processing footprint in key, high-growth plays in the United States with a strong platform for additional growth
- Expect approximately $30 million in synergies per year
- Anticipate project cash flows will contribute to significant increase in DCF and EBITDA over time
- Received notification of early termination of HSR on November 8, 2013

1 Legacy third quarter 2012 results exclude SUGS
2 Since December 2012
3 Via Lone Star Joint Venture
4 Including assumption of net debt

Year-to-Date Performance

- Regency's year-to-date performance is primarily due to volume growth, increased demand for NGL logistics in liquids-rich areas and the acquisition of SUGS on April 30,2013

Adjusted EBITDA[1]



$ in millions
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$134
$115
$114
$116
$127
$155
$172
Q1 2012
Q2 2012
Q3 2012
Q4 2012
Q1 2013
Q2 2013
Q3 2013

Distributable Cash Flow



$ in millions
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$103
$71
$68
$67
$102
$101
$115
Q1 2012
Q2 2012
Q3 2012
Q4 2012
Q1 2013
Q2 2013
Q3 2013

Highlights by Segment

Gathering & Processing	Average volumes for the third quarter of 2013 increased by more than 50% and NGL production increased 166%, compared to Legacy third quarter 2012 volumes
NGL Logistics[2]	Lone Star's NGL Transportation throughput increased 30% and Refinery Services throughput increased 9%, compared to the third quarter of 2012
Contract Compression	Revenue generating horsepower, including intersegment horsepower, increased 16%, compared to the third quarter of 2012

1 Beginning in the second quarter of 2013, results have been retrospectively adjusted to combine Regency's results with SUGS results due to the as-if pooling accounting treatment required for an acquisition between commonly controlled entities. Results shown prior to the second quarter of 2013 exclude any impact related to the historical SUGS results

2 Regency owns 30% of the Lone Star Joint Venture

Expanding Asset Base

- Diversified asset portfolio is strategically positioned to benefit from drilling activity in liquids-rich plays

Asset Summary[1]	
Gathering Pipeline (miles)	11,945
Treating/Processing Plants[2]	19
Transportation Pipeline (miles)[3]	960
Contract Compression (HP)	1,014,000
NGL Transportation (miles)[4]	1,740
NGL Fractionation (Bbls/d)[4]	225,000
NGL Storage (MMBbls/d)[4]	47


MAP LEGEND
Compression & Treating Operating Base
Gathering System
Regency Intrastate Gas System (RIGS)*
Lone Star NGL*
Midcontinent Express Pipeline*
Regency Regional Offices
Regency Corporate Headquarters
Regency Gas Treating/Processing Facility
Lone Star NGL Facility*
*Via joint venture interest

1 As of 9/30/13
2 Operated within Regency's Gathering & Processing Segment
3 Via Haynesville Joint Venture, in which Regency has a 49.99% interest, and MEP Joint Venture, in which Regency has a 50% interest; also includes Gulf States Transmission, a 10-mile interstate pipeline that extends from Harrison County, Texas to Caddo Parish, Louisiana
4 Via Lone Star Joint Venture, in which Regency has a 30% interest

Recently Completed Expansions

Project	RGP Growth Capital ($ in millions)	Contract Type	Estimated Completion Date
Ranch JV Processing Facility[1]	$33	Fee-based 10-year terms	Refrigeration Plant – Operational as of June 2012 Cryogenic Processing Plant – Operational December 2012
Lone Star Gateway NGL Pipeline[2]	$275	Fee-based 15-year terms	In service December 2012
Lone Star Fractionator 1[2]	$118	Fee-based 10-year terms	In Service December 2012
Tilden Treating Plant Expansion	$40	Fee-based with acreage dedication	Online January 2013
Edwards Lime JV Gathering System Expansion[1]	$90	Fee-based with reservation fees 15-year terms	Online July 2013
Dubach Expansion	$75	Fee-based with acreage dedication	JT Plant – In service November 2012 Cryogenic Processing Plant – In service June 2013
Red Bluff Expansion[4]	$330	Primarily POP with some opportunities to utilize fee-based	In service August 2013
Lone Star Fractionator 2[1]	$105	Fee-based 10-year terms	Q4 2013
Eagle Ford Expansion	$490	Fee-based 20-year terms	Ongoing; Final Completion Early 2014
Total Growth Capital	**$1,556**		

Regency is already seeing the benefit from the ramp up of its recently completed growth projects

1. Represents Regency's 33.33% share
2. Represents Regency's 30% share
3. Represents Regency's 60% share
4. Represents total project costs. Regency's expected costs since April 30, 2013 are expected to be $69 million

Major Expansions Under Construction

Project	RGP Growth Capital ($ in millions)	Contract Type	Completion Date
Dubberly Expansion	$65	Fee-based with acreage dedication	December 2013
WTX Expansion 2[1]	$230	Primarily POP with some opportunities to utilize fee-based	Q1 2015
Mariner South Pipeline	$70	Fee-based	Q1 2015
Total Growth Capital	**$365**		

Expect the completion and startup of Regency's announced growth projects, combined with the addition of the PVR assets to create new opportunities for growth

1. Represents 100% of the expected capital expenditures for the WTX Expansion 2 project

Gathering & Processing Opportunities



Bone Spring/Permian

- Newly combined assets of Regency/SUGS are well positioned to access current and geographically expanding Delaware Basin activity in the Wolfcamp, Bonespring and Avalon formations
- Additional 200 MMcf/d Red Bluff processing plant came online in early August and will accommodate existing volumes and continued growth
- New capacity will utilize NGL takeaway through Lone Star's new NGL pipeline and fractionation facilities

Cotton Valley

- Drilling remains active in richer Cotton Valley and Brown Dense areas
- Cryogenic processing at Dubach is at capacity
- Laying 400 MMcf/d capacity pipeline to connect our Dubach Plant to our 200 MMcf/d Dubberly Plant to access additional processing capacity
- Have additional refrigeration and JT processing capacity available at Dubach

Eagle Ford Shale

- Location of our Fashing[1] and Tilden treating facilities provide a unique opportunity to offer sour gas treating services in the Eagle Ford Shale
- Increase in-field drilling around the Eagle Ford Expansion Project
- Edwards Lime Joint Venture expansion started up in the third quarter of 2013, which includes oil gathering volumes that have grown to 10,000 Bbls/day out of a total capacity of 17,000 Bbls/d

Recently completed growth projects are laying the foundation for additional expansions to meet growing producer demand in our various operating areas

1 Held within Edwards Lime Joint Venture

Lone Star Opportunities

REGENCY ENERGY PARTNERS



West Texas Gateway NGL Pipeline

- 209,000 Bbls/d pipeline is providing new liquid takeaway to the Permian Basin and Eagle Ford Shale and allowing for the development of rich gas and oil reserves and new processing facilities

Frac 1 & 2

- Completed construction of two 100,000 Bbls/d fractionator at Mont Belvieu

Mariner South

- Project will integrate SXL's Nederland Terminal and pipeline with Lone Star's Mont Belvieu fractionation and storage facilities
- Initial capacity of 6 million barrels per month
- 100,000 Bbls/d de-ethanizer to convert propane to international specifications

Growth Opportunities

- Recently announced LPG (propane and butane) export project
- Mont Belvieu assets (Fractionation, storage and purity product transportation) are positioned to further expand
- Evaluating opportunities to further expand NGL transport capacity from the Permian Basin
- Developing projects to expanding downstream transportation infrastructure and NGL purity product markets
- Pursuing expansion opportunities for the Refinery Services business to help refiners maximize operations

Expect Lone Star's EBITDA to increase significantly as projects come online and volumes ramp up in 2013 and 2014

Contract Services Opportunities

- Revenue generating horsepower increased to over 1,000,000 and utilization was 97% for the third quarter of 2013, compared to 873,000 and 87% for the third quarter of 2012, respectively

Contract Compression Growth Opportunities

- New opportunities driving increased capex spending for compression due to continued strong demand
- Larger gas-lift opportunities and turn-key facility installations, including for compression and production facilities
- As of November 1st, have approximately 50,000 horse power booked to be set for the remainder of 2013

Contract Treating Growth Opportunities

- Bookings for coolers and fuel gas conditioning skids were strong in the third quarter
- Remain very encouraged about additional treating opportunities in 2013 and 2014



Marcellus/Utica
Niobrara
Barnett/Haynesville
Fayetteville
Granite Wash
Permian/Avalon/ Bone Spring
Eagle Ford
Gulf Coast



Overview of PVR Partners Acquisition

Expanding Asset Base

- On October 10, 2013, Regency entered into an agreement to purchase PVR Partners in a unit-for-unit transaction valued at approximately $5.6 billion, including the assumption of net debt

Pro Forma Asset Base



Marcellus
Utica
Granite Wash
Mississippi Lime
San Juan Basin
Northern & Central Appalachia
Illinois Basin
Haynesville
Cotton Valley
Permian/Wolfcamp/ Bone Spring/ Cline/Avalon
Eagle Ford
Woodbine
Mid-Continent
TIOGA
LYCOMING
LUZERNE
MAP LEGEND
Compression & Treating Operating Base
Gathering System
Regency Intrastate Gas System (RIGS)*
Lone Star NGL*
Midcontinent Express Pipeline*
Regency Regional Offices
Regency Corporate Headquarters
Regency Gas Treating/Processing Facility
Lone Star NGL Facility*
PVR Interstate Pipeline
PVR Coal and Nat Gas Resource Mgmt
PVR Planned Pipeline
PVR Pipeline
PVR Facility
PVR Trunkline

Pro forma for the transaction, Regency will be one of the largest independent gas gathering MLPs in the US

- Combination of Regency and PVR creates the premiere, diversified gas gathering and processing MLP with scaled presence in the most economic, high-growth, oil and gas plays in North America

Increased Scale and Basin Diversification	▸ Combined company will be among the largest independent gas gathering and processing MLPs • Total equity market capitalization of $10.5 billion[1] • Total enterprise value of $15.5 billion[1,2] • Total LTM June 2013 EBITDA of $825 million ▸ Scale increasingly necessary to profit from organic development and M&A opportunities in midstream ▸ Strategic presence in two prolific areas: the Marcellus and Utica shales in the Appalachian Basin, and the Granite Wash in the Mid-Continent
Diversified, Well-Positioned Asset Base	▸ Combined company will have diversified, scaled positions in most of the key, high-growth plays in North America • Wolfcamp, Bone Spring, Avalon and Cline shale plays in the Permian Basin • Eagle Ford shale play in South Texas • Marcellus and Utica plays in Appalachia • Granite Wash play in Oklahoma and Texas • Haynesville and Cotton Valley plays in North Louisiana ▸ Combined company's midstream footprint is consistent with centers of North American gas production growth
Acquisition of Largely Fee-Based EBITDA	▸ Stable contracted, fee-based asset portfolio with a majority of PVR gross margin under fixed-fee contracts ▸ Marcellus expected to comprise ~55% of PVR EBITDA in 2013E and is all fee-based; significant demand charges on trunklines ▸ Low-risk coal leasing operations generate steady free cash flow
Meaningful Growth Projects	▸ Regency's significant pipeline of high-return organic growth projects expected to provide fee-based earnings upon completion ▸ PVR continues meaningful organic growth projects expanding its strategic position in the Appalachian Basin • ~$1 billion of projects supported by long-term agreements have been announced with completion dates from 2014 to 2019
Enhanced Long-Term Value Creation	▸ Significant increase in EBITDA and DCF expected over time as the combined company benefits from project cash flows ▸ Estimate achieving synergies of approximately $30 million per year (beginning in year 1) ▸ Transaction and pro forma credit profile is in keeping with Regency long-term investment grade rating objective

1 Assumes market data as of October 9, 2013. Includes GP value capitalized at 3% of GP distributions
2 Represents Regency enterprise value (including GP value capitalized at 3% of GP distributions) plus PVR enterprise valued at 1.020x exchange ratio

Improvements to Regency & PVR Business Profile

2013E Gross Margin


Regency[1]
NGL Services 12%
Nat. Gas Trans. 20%
G&P 48%
Contract Services 20%
PVR
Coal[2] 24%
Eastern[2,3] 46%
Mid-Continent[3] 30%
Pro Forma
NGL Services 8%
Coal 7%
Nat. Gas Trans. 14%
G&P[3,4] 57%
Contract Services 14%

1 Excludes corporate, eliminations and Gulf State contributions
2 Represents revenue from segment
3 Includes both gathering and processing and transportation
4 Includes Eastern and Mid-Continent PVR segments

2014 Objectives



2014 Objectives



Execution

- Successfully close and integrate PVR assets
  - Meet/exceed synergy targets
  - Achieve growth and performance expectations
- Successfully execute on organic growth projects
  - Complete on time and on budget
  - Achieve performance expectations



Invest In Future Growth

- Utilize integrated platform of assets to capture additional capital investment opportunities
- Pursue strategic acquisition opportunities to expand portfolio and diversify into new plays



Leverage Integrated Midstream Platform

- Offer fully integrated midstream services to customers
- Leverage expertise between business segments
- Ability to package services utilizing all business segments creates new growth opportunities



Maintain Stable Cash Flows

- Maintain high percentage of fee-based cash flows
- Strategically target growth opportunities backed by fee-based commitments
- Mitigate a substantial portion of commodity risk with a strategic hedging program



Prudent Balance Sheet Management

- Maintain leverage ratio near 4.0x
- Maintain ample liquidity to fund organic growth projects
- Focus on achieving investment grade metrics[1]

Regency is well positioned to increase distributions

1 Investment grade ratings and the applicable criteria are solely determined by the rating agencies

Appendix



Maintain Stable Cash Flows: DCF Sensitivities

REGENCY ENERGY PARTNERS

DCF Sensitivity to Commodity Price Changes – Balance of 2013[1]

Change in WTI Price ($/Bbl)

Change in Natural Gas Price ($/MMbtu)	Decrease $10.00	Flat	Increase $10.00
Decrease $1.00	$ (4)M	$ (3)M	$ (2)M
Flat	$ (1)M	$ 0	$ 1M
Increase $1.00	$ 2M	$ 3M	$4M

- Regency has length in natural gas due to a concerted effort to minimize "keep-whole" exposure
- A $10.00 per Bbl movement in crude along with the same percentage change in NGL pricing would result in a $1 million change in Regency's forecasted 2013 DCF
- A $1.00 per MMbtu movement in natural gas pricing would result in a $3 million change in Regency's forecasted 2013 DCF

1 As of September 30, 2013

Maintain Stable Cash Flows: Comprehensive Hedging Program

REGENCY ENERGY PARTNERS

Executed Hedges by Product[1]	Balance of 2013	Full Year 2014
Natural Gas/Ethane	41%	51%
Propane	84%	51%
Normal Butane	54%	50%
C5+/Condensate	82%	50%

1 As of October 16, 2013. Based on exposures as of Q3 2013

Maintain Stable Cash Flows: Comprehensive Hedging Program

Executed Hedges by Product[1]				
	Balance of 2013		Full Year 2014	
	Bbls/d	Price ($/gal)	Bbls/d	Price ($/gal)
Propane	3,150	$0.96	1,900	$0.99
Normal Butane	975	$1.38	900	$1.41
	Bbls/d	Price ($/Bbl)	Bbls/d	Price ($/Bbl)
WTI	2,365	$97.08	1,426	$92.70
Cushing to Midland Basis	1,000	(0.35)	-	-
	MMbtu/d	Price ($/MMbtu)	MMbtu/d	Price ($/MMbtu)
Natural Gas (Henry Hub)	23,000	$3.92	32,000	$3.96
Natural Gas (Permian)	15,000	$4.35	15,000	$4.22

1 As of October 16, 2013

Non-GAAP Reconciliation

	Three Months Ended						
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
					($ in millions)		
Net income (loss)	42	11	$ (29)	$ (8)	$ (2)	$ 28	$ 15
Add:							
Interest expense, net	41	41	37	35	29	28	30
Depreciation and amortization	74	68	65	60	71	69	53
Income tax expense (benefit)	2	0	(3)	-	(1)	-	-
EBITDA (1)	$ 159	$ 120	$ 70	$ 87	$ 97	$ 125	$ 98
Add (deduct):							
Partnership's ownership interest in unconsolidated affiliates' adjusted EBITDA (2)(3)(4)(5)	66	60	63	56	54	60	57
Income from unconsolidated affiliates	(37)	(31)	(35)	(19)	(20)	(34)	(32)
Non-cash (gain) loss from commodity and embedded derivatives	(14)	(4)	18	(2)	7	(22)	(2)
Loss on debt refinancing, net	-	7	-	-	-	8	-
Other income, net	(2)	3	1	2	1	1	2
Adjusted EBITDA	$ 172	$ 155	$ 117	$ 124	$ 139	$ 138	$ 123
(1) Earnings before interest, taxes, depreciation and amortization.							
(2) 100% of Haynesville Joint Venture's Adjusted EBITDA and the Partnership's interest are calculated as follows:							
Net income	$ 18	$ 18	$ 20	$ 14	$ 7	$ 26	$ 23
Add (deduct):							
Depreciation and amortization	9	9	9	9	9	9	9
Interest expense, net	1	-	1	1	-	1	-
Loss on sale of asset, net	-	-	-	-	1	-	-
Impairment of property, plant and equipment	-	-	-	8	14	-	-
Other expense, net	-	-	-	1	-	-	-
Adjusted EBITDA	$ 28	$ 27	$ 30	$ 33	$ 31	$ 36	$ 32
Ownership interest	49.99%	49.99%	49.99%	49.99%	49.99%	49.99%	49.99%
Partnership's interest in Adjusted EBITDA	$ 14	$ 13	$ 15	$ 15	$ 15	$ 18	$ 16
(3) 100% of MEP Joint Venture's Adjusted EBITDA and the Partnership's interest are calculated as follows:							
Net income	$ 21	$ 21	$ 21	$ 21	$ 21	$ 21	$ 21
Add:							
Depreciation and amortization	17	17	18	17	17	17	17
Interest expense, net	13	13	13	13	13	13	13
Adjusted EBITDA	$ 51	$ 51	$ 52	$ 51	$ 51	$ 51	$ 51
Ownership interest	50%	50%	50%	50%	50%	50%	50%
Partnership's interest in Adjusted EBITDA	$ 26	$ 26	$ 26	$ 26	$ 26	$ 26	$ 26
We acquired a 49.9% interest in MEP Joint Venture in May 2010.							
(4) 100% of Lone Star Joint Venture's Adjusted EBITDA and the Partnership's interest are calculated as follows:							
Net income	$ 60	$ 44	$ 55	$ 37	$ 31	$ 41	$ 38
Add (deduct):							
Depreciation and amortization	21	20	20	14	13	13	12
Other (income) expense, net	1	1	-	-	-	(1)	1
Adjusted EBITDA	$ 82	$ 65	$ 75	$ 51	$ 44	$ 53	$ 51
Ownership interest	30%	30%	30%	30%	30%	30%	30%
Partnership's interest in Adjusted EBITDA	$ 25	$ 20	$ 23	$ 15	$ 13	$ 16	$ 15
We acquired a 30% interest in Lone Star Joint Venture in May 2011.							
(5) 100% of Ranch Joint Venture's Adjusted EBITDA and the Partnership's interest are calculated as follows:							
Net loss	$ 1	$ 1	$ -	$ (1)	$ (1)	$ -	$ -
Add (deduct):							
Depreciation and amortization	1	1	2	1	-	-	-
Adjusted EBITDA	$ 2	$ 2	$ 2	$ -	$ (1)	$ -	$ -
Ownership interest	33%	33%	33%	33%	33%	33%	33%
Partnership's interest in Adjusted EBITDA	$ 1	$ 1	$ 1	$ -	$ (0)	$ -	-
We acquired a 33.33% interest in Ranch Joint Venture in December 2011.							

1 Beginning in the second quarter of 2013, results have been retrospectively adjusted to combine Regency's results with SUGS results due to the as-if pooling accounting treatment required for an acquisition between commonly controlled entities. Results shown prior to the second quarter of 2013 exclude any impact related to the historical SUGS results

Non-GAAP Reconciliation

Haynesville Joint Venture	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012
	($ in millions)	
Net income	$ 18	$ 7
Add:		
Operation and maintenance	5	5
General and administrative	4	5
Depreciation and amortization	9	9
Interest expense, net	1	14
Other income and deductions, net	-	1
Total Segment Margin	$ 37	$ 41

Lone Star Joint Venture	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012
	($ in millions)	
Net income	$ 61	$ 31
Add:		
Operation and maintenance	21	15
General and administrative	8	5
Depreciation and amortization	21	13
Income tax expense	1	1
Total Segment Margin	$ 112	$ 65

MEP Joint Venture	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012
	($ in millions)	
Net income	$ 21	$ 21
Add:		
Operation and maintenance	4	4
General and administrative	6	6
Depreciation and amortization	17	17
Interest expense, net	13	13
Total Segment Margin	$ 61	$ 61

Ranch Joint Venture	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012
	($ in millions)	
Net income (loss)	$ 1	$ (1)
Add:		
Operation and maintenance	1	-
Depreciation and amortization	1	1
Total Segment Margin	$ 3	$ -

*Ranch Joint Venture's Refrigeration Processing Plant started its operation in June 2012 and the full facility began operations in December 2012.

Non-GAAP Reconciliation

	Three Months Ended						
	September 2013	June 2013	March 2013	December 2012	September 2012	June 2012	March 2012
	($ in millions)						
Net cash flows provided by operating activities	$ 183	$ 112	$ 67	$ 71	$ 79	$ 46	$ 56
Add (deduct):							
Depreciation and amortization, including debt issuance cost amortization and bond premium write-off and amortization	(75)	(68)	(50)	(62)	(47)	(45)	(54)
Income from unconsolidated affiliates	37	31	35	27	21	33	32
Derivative valuation change	14	1	(18)	2	(7)	22	3
Loss on asset sales, net	2	(1)	(1)	(1)	-	(2)	-
Unit-based compensation expenses	(2)	(1)	(2)	(1)	(1)	(1)	(1)
Cash flow changes in current assets and liabilities:							
Trade accounts receivables, accrued revenues, and related party receivables	32	27	8	4	10	(14)	(7)
Other current assets and other current liabilities	(25)	137	(13)	1	(7)	6	(5)
Trade accounts payable, accrued cost of gas and liquids, related party payables and deferred revenues	(89)	(57)	4	(22)	(20)	18	34
Distributions of earnings received from unconsolidated affiliates	(37)	(35)	(36)	(29)	(29)	(34)	(29)
Other assets and liabilities	2	(135)	1	1	-	-	-
Net (Loss) Income	$ 42	$ 11	$ (5)	$ (9)	$ (1)	$ 29	$ 29
Add:							
Interest expense, net	41	41	37	36	29	28	30
Depreciation and amortization	74	68	48	59	46	45	51
Income tax expense (benefit)	2	-	(2)	1	-	-	-
EBITDA	$ 159	$ 120	$ 78	$ 87	$ 74	$ 102	$ 110
Add (deduct):							
Partnership's interest in unconsolidated affiliates' adjusted EBITDA	66	60	63	57	54	59	57
Income from unconsolidated affiliates	(37)	(31)	(35)	(27)	(21)	(34)	(32)
Non-cash loss (gain) from commodity and embedded derivatives	(14)	(4)	18	(2)	7	(22)	(2)
Other income, net	(2)	10	3	2	1	10	1
Adjusted EBITDA	$ 172	$ 155	$ 127	$ 117	$ 115	$ 115	$ 134
Add (deduct):							
Interest expense, excluding capitalized interest	(40)	(46)	(42)	(41)	(34)	(41)	(35)
Maintenance capital expenditures	(9)	(13)	(7)	(8)	(11)	(7)	(7)
SUGS Contribution Agreement adjustment *	-	9	14	-	-	-	-
Proceeds from asset sales	-	5	12	4	2	7	13
Other adjustments	(8)	(9)	(3)	(4)	(3)	(3)	(2)
Distributable cash flow	$ 115	$ 101	$ 101	$ 68	$ 69	$ 71	$ 103

* Includes an adjustment to CAFD related to the historical SUGS operations for the time period prior to the Partnership's acquisition.

1 Historical results have been retrospectively adjusted to combine Regency's results with SUGS results due to the as-if pooling accounting treatment required for an acquisition between commonly controlled entities